CUSIP No. 913014106

                                    EXHIBIT I
                                    ---------



         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of it in the capacity set forth below.




                   /S/ ASHER B. EDLEMAN
                   -------------------------------------------------------------
                   Asher B. Edelman, individually, as a general partner of A. B. Edelman Limited Partnership and Edelman Value Partners L.P. and as attorney-in-fact for each of Canal Capital Corporation Retirement Plan, Felicitas Partners, L.P., Regina M. Edelman, Aile Blanche, Inc. and Edelman Value Fund Ltd. under Powers of Attorney previously filed with the Securities and Exchange Commission as Exhibits to this Schedule 13D and amendments thereto.


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